Exhibit 10.1

AMENDMENT NO. 1
TO THE
MINUTEMAN INTERNATIONAL, INC.
2000 RESTRICTED STOCK PLAN

This AMENDMENT NO. 1 TO THE MINUTEMAN INTERNATIONAL, INC. 2000 RESTRICTED STOCK PLAN (this “Amendment”) is effective as of May 1, 2003 by Minuteman International, Inc. (the “Company”).

Section 1.  Background.

(a)           Effective as of January 1, 2000, the Company established the Minuteman International, Inc. 2000 Restricted Stock Plan (the “Plan”).  Pursuant to the Plan, a committee of the Board of Directors of the Company may grant awards (each, an “Award”) of common stock, no par value, of the Company (the “Common Stock”), upon the terms and subject to the conditions contained in the Plan.

(b)           The Board of Directors and the stockholders of the Company have each approved this Amendment whereby the vesting period for any Award granted after the date hereof shall not exceed two years.

Section 2.  Amendment of Plan.

(a)           Effective as of the date hereof, Section 8 of the Plan is hereby amended and restated to read in its entirety as follows:

“8.  Vesting.

(a)  Awards granted on or before May 1, 2003 shall vest in accordance with the following schedule:

One year of service	33-1/3%
Two years of service	66-2/3%
Three years of service	100%

(b)  Awards granted after May 1, 2003 may be immediately vested or vested over a period of time not to exceed the two years, in each case as established by the Committee and set forth in the Award Agreement.

(c)  Notwithstanding any provision in the Award Agreement to the contrary with respect to the vesting period for an Award, upon a Participant’s Retirement, death or Total Disability, coincident with termination of employment with the Company, or upon a Change in Control while the Participant is an employee of the Company, an Award shall become 100% vested.”

(b)           Section 9 of the Plan is hereby amended and restated to read in its entirety as follows:

“9.  Forfeitures.

If a Participant terminates employment with the Company, except due to the Participant’s Retirement, death or Total Disability, prior to the end of the vesting period for the Participant’s Award, such Participant shall forfeit the non-vested portion of the Award.”

Section 3.  Miscellaneous.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.  Except as amended by this Amendment, the terms and provisions of the Plan shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer as of the date and year set forth below.

Dated as of May 1, 2003	MINUTEMAN INTERNATIONAL, INC.

	By:	/s/ Gregory J. Rau
Gregory J. Rau

Its: President and CEO